Exhibit 21

SUBSIDIARIES OF REGISTRANT

Subsidiary	State of Incorporation
Walter Mortgage Company, LLC	Delaware
Mid-State Capital, LLC	Delaware
Walter Investment Holding Company LLC	Delaware
Hanover SPCA, Inc.	Delaware
Hanover Capital Partners 2, Ltd (1)	Delaware
Best Insurors, Inc. (1)	Florida
Walter Investment Reinsurance Company, Ltd (1)	Bermuda
Marix Servicing, LLC (1)	Delaware
Hanover Capital Securities, Inc. (2)	New York
Walter Investment Properties, LLC (3)	Delaware
GTCS Holdings LLC (1)	Delaware
Green Tree Credit Solutions LLC (4)	Delaware
Green Tree Asset Acquisition LLC (5)	Delaware
Green Tree Investment Holdings III LLC (5)	Delaware
Green Tree Home Lending LLC (5)	Delaware
Green Tree Investment Holdings II LLC (5)	Delaware
Green Tree Investment Management LLC (5)	Delaware
Green Tree Agency Investments LLC (6)	Delaware
Green Tree Insurance Agency, Inc. (7)	Minnesota
Green Tree Insurance Agency of Nevada, Inc. (7)	Nevada
Green Tree Insurance Agency Reinsurance Limited (7)	Turks and Caicos Islands
Landmark Asset Receivables Management LLC (8)	Delaware
Green Tree Loan Acquisition II LLC (9)	Delaware
Green Tree IP LLC (8)	Delaware
Green Tree Holding LLC (8)	Delaware
Green Tree Investments LLC (10)	Delaware
Green Tree CL LLC (11)	Delaware
Green Tree HE/HI Corp. (12)	Delaware
Green Tree HE/HI LLC (13)	Delaware
Green Tree MH Corp. (14)	Delaware
Green Tree MH LLC (15)	Delaware
Green Tree Landmark LLC (16)	Delaware
Green Tree Licensing LLC (16)	Delaware
Green Tree Servicing Corp. (17)	Delaware
Green Tree Servicing LLC (18)	Delaware
Green Tree Advance Receivables II LLC (19)	Delaware
Green Tree-AL LLC (17)	Delaware
Green Tree Loan Company (17)	Minnesota
Green Tree Credit LLC (17)	New York
Green Tree Consumer Discount Company (17)	Pennsylvania
Green Tree Ser Vertis Acquisition LLC (20)	Delaware
Green Tree Ser Vertis GP LLC (20)	Delaware

(1)	A subsidiary of Walter Investment Holding Company LLC
(2)	A subsidiary of Hanover Capital Partners 2, Ltd.
(3)	A subsidiary of Marix Servicing, LLC
(4)	A subsidiary of GTCS Holdings LLC
(5)	A subsidiary of Green Tree Credit Solutions LLC
(6)	A subsidiary of Green Tree Investment Holdings III LLC
(7)	A subsidiary of Green Tree Agency Investments LLC
(8)	A subsidiary of Green Tree Investment Holdings II LLC
(9)	A subsidiary of Green Tree Investment Holdings II LLC (99%) and Green Tree MH Corp. (1%)
(10)	A subsidiary of Green Tree Holding LLC
(11)	A subsidiary of Green Tree Investments LLC
(12)	A subsidiary of Green Tree CL LLC
(13)	A subsidiary of Green Tree CL LLC (100%) and Green Tree HE/HI Corp. (non-economic interest)
(14)	A subsidiary of Green Tree HE/HI LLC
(15)	A subsidiary of Green Tree HE/HI LLC (100%) and Green Tree MH Corp. (non-economic interest)
(16)	A subsidiary of Green Tree MH LLC
(17)	A subsidiary of Green Tree Licensing LLC
(18)	A subsidiary of Green Tree Licensing LLC (100%) and Green Tree Servicing Corp. (non-economic interest)
(19)	A subsidiary of Green Tree Servicing LLC
(20)	A subsidiary of Green Tree Investment Management LLC